UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

PACIFIC VENTURES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54584	75-2100622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 West 9th Street, Suite 316

Los Angeles, CA 90015

(Address of principal executive offices) (Zip Code)

(310) 392-5606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events

DIVIDEND POLICY. On June 13, 2018, the Company’s Board of Directors declared a stock dividend of one (1) Common Stock share for every one hundred (100) Common Stock shares owned. The dividend will be payable to stockholders of record as of July 2, 2018. The Company has not paid and do not plan to pay cash dividends at this time or anytime soon. The Company’s Board of Directors will decide on any future payment of dividends, depending on the Company’s results of operations, financial condition, capital requirements, and any other relevant factors. However, the Company expects to use any future earnings for operations and in the business.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release issued by the Company on June 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC VENTURES GROUP, INC.

Dated: June 15, 2018	By:	/s/ Shannon Masjedi
	Name:	Shannon Masjedi
	Title:	President, Chief Executive Officer and
Interim Chief Financial Officer

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